UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2018

Onconova Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36020	22-3627252
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 Pheasant Run
Newtown, PA 18940
(267) 759-3680

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive
Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.  Other Events.

On January 29, 2018, Onconova Therapeutics, Inc. (the “Company”) updated its corporate presentation (the “Presentation”), which is attached hereto as Exhibit 99.1 hereto and incorporated herein by reference.

Forward Looking Statements

This report contains forward-looking statements about the Company based on management’s current expectations which are subject to known and unknown uncertainties and risks. The Company has attempted to identify forward-looking statements by terminology including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes. The Presentation assumes the Company raises capital for disclosed product development plans. The Company’s actual results could differ materially from those discussed due to a number of factors, including, but not limited to, the Company’s ability to raise additional financing on favorable terms, the success of the Company’s clinical trials and the Company’s ability to obtain regulatory approvals and other risk factors outlined in the Company’s annual and quarterly reports filed with the Securities and Exchange Commission. The Company is providing this information as of the date of this presentation and do not undertake any obligation to update any forward-looking statements, whether written or oral, that may be made from time to time, as a result of new information, future events or otherwise, except as required by law.

Item 9.01.  Financial Statements and Exhibits.

(d)              Exhibits

Exhibit No.	Exhibit

99.1	Corporate Presentation dated January 29, 2018

EXHIBIT INDEX

Exhibit No.	Description

99.1	Corporate Presentation dated January 29, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 30, 2018	Onconova Therapeutics, Inc.

	By:	/s/ Mark Guerin
Name: Mark Guerin
Title: Chief Financial Officer